UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 2, 2013

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-35293	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Atrium Way, Suite 265 Mount Laurel, New Jersey		08054
(Address of Principal Executive Offices)		(Zip Code)

(856) 273-6980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 2, 2013, Central European Distribution Corporation (the “Company”) received a Staff Determination letter from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“Nasdaq”) stating that the Company was not in compliance with Listing Rules 5620(a) and 5620(b) which require the Company to hold its annual general meeting of shareholders within one year of December 31, 2011 and to distribute a proxy statement and solicit proxies for that meeting. As a result, Nasdaq staff have determined to initiate procedures to delist the Company’s securities from the NASDAQ Stock Market. The letter also stated if the Company does not request an appeal of the staff determination to a Nasdaq Listing Qualification Panel (the “Panel”), trading of the Company’s common stock will be suspended at the opening of business on January 11, 2013, and Nasdaq will file a Form 25-NSE with the United States Securities and Exchange Commission to remove the Company’s securities from listing and registration on the Nasdaq Stock Market.

The Company intends to appeal the staff determination and to hold its annual general meeting of shareholders as soon as practicable. Although there can be no assurance that the Panel will grant the Company’s request for continued listing, the appeal will stay the delisting of the Company’s stock from The Nasdaq Global Market pending the Panel’s decision.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Bartosz Kolacinski
Bartosz Kolacinski
Interim Chief Financial Officer

Date: January 7, 2013